EXHIBIT 10.24

AMENDMENT NO. 6

to

RECEIVABLES PURCHASE AGREEMENT

Dated as of October 26, 2006

THIS AMENDMENT NO. 6 (this “Amendment”) is entered into as of October 26, 2006 by and among Jabil Circuit Financial II, Inc., a Delaware corporation (the “Seller”), Jabil Circuit, Inc., a Delaware corporation (the “Servicer”), Jupiter Securitization Company LLC (formerly Jupiter Securitization Corporation) (“Jupiter”), the financial institutions party hereto (the “Financial Institutions”) and JPMorgan Chase Bank, N.A. (successor by merger to Bank One, NA (Main Office Chicago)), as Agent (the “Agent”).

PRELIMINARY STATEMENTS

A. The Seller, the Servicer, Jupiter, the Financial Institutions and the Agent are parties to that certain Receivables Purchase Agreement dated as of February 25, 2004 (as amended prior to the date hereof and as otherwise amended, restated, supplemented or otherwise modified from time to time, the “RPA”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the RPA.

B. The Seller, the Servicer, Jupiter, the Financial Institutions and the Agent have agreed to amend the RPA on the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises set forth above, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Amendments. Effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2 below, the RPA is hereby amended as follows:

(a) The definition of “Purchase Limit” in Exhibit I to the RPA is restated in its entirety as follows:

“Purchase Limit” means $325,000,000.

(b) The Commitment amount of JPMorgan Chase Bank, N.A. (successor by merger to Bank One, NA (Main Office Chicago) set forth on Schedule A to the RPA is hereby amended to delete the amount “$250,000,000” and replace it with the amount “$325,000,000”.

Section 2. Conditions Precedent; Consent to Amendment. This Amendment shall become effective and be deemed effective, as of the date first above written, upon the latest to occur of the date hereof and receipt by the Agent of one copy of this Amendment duly executed by each of the parties hereto.

Section 3. Covenants, Representations and Warranties of the Seller and the Servicer.

(a) Upon the effectiveness of this Amendment, each of the Seller and the Servicer hereby reaffirms all covenants, representations and warranties made by it in the RPA, as amended, and agrees that all such covenants, representations and warranties shall be deemed to have been re-made as of the effective date of this Amendment.

(b) Each of the Seller and the Servicer hereby represents and warrants as to itself (i) that this Amendment constitutes the legal, valid and binding obligation of such party enforceable against such party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general principles of equity which may limit the availability of equitable remedies and (ii) upon the effectiveness of this Amendment, that no event shall have occurred and be continuing which constitutes an Amortization Event or a Potential Amortization Event.

Section 4. Fees, Costs, Expenses and Taxes. Without limiting the rights of the Agent and the Purchasers set forth in the RPA and the other Transaction Documents, the Seller agrees to pay on demand all reasonable fees and out-of-pocket expenses of counsel for the Agent and the Purchasers incurred in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered in connection herewith and with respect to advising the Agent and the Purchasers as to their rights and responsibilities hereunder and thereunder.

Section 5. Reference to and Effect on the RPA.

(a) Upon the effectiveness of this Amendment, each reference in the RPA to “this Agreement,” “hereunder,” “hereof,” “herein,” “hereby” or words of like import shall mean and be a reference to the RPA as amended hereby, and each reference to the RPA in any other document, instrument or agreement executed and/or delivered in connection with the RPA shall mean and be a reference to the RPA as amended hereby.

(b) Except as specifically amended hereby, the RPA and other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Purchaser or the Agent under the RPA or any of the other Transaction Documents, nor constitute a waiver of any provision contained therein.

Section 6. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS.

Section 7. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

Section 8. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the date first set forth above by their respective officers thereto duly authorized, to be effective as hereinabove provided.

JABIL CIRCUIT FINANCIAL II, INC., as Seller

By:	/s/ John Morris
Name:	John Morris
Title:	Officer

JABIL CIRCUIT, INC., as Servicer

By:	/s/ Forbes Alexander
Name:	Forbes Alexander
Title:	Chief Financial Officer

JUPITER SECURITIZATION COMPANY LLC

By: JPMorgan Chase Bank, N.A., as its attorney-in-fact

By:	/s/ Maureen Marcon
Name:	Maureen Marcon
Title:	Vice President

JPMORGAN CHASE BANK, N.A.
(successor by merger to Bank One, N.A. (Main Office Chicago)), as a Financial Institution and as Agent

By:	/s/ Maureen Marcon
Name:	Maureen Marcon
Title:	Vice President

FEE LETTER

As of October 26, 2006

Jabil Circuit Financial II, Inc.

300 Delaware Avenue

Suite 12119

Wilmington, Delaware 19801

Re: Receivables Purchase Agreement

Ladies and Gentlemen:

Reference is hereby made to that certain Receivables Purchase Agreement (as amended, restated or otherwise modified from time to time, the “Purchase Agreement”) dated as of February 25, 2004 among Jabil Circuit Financial II, Inc., as seller (the “Seller”), Jabil Circuit, Inc., as servicer, Jupiter Securitization Company LLC (formerly Jupiter Securitization Corporation) (“Jupiter”), certain entities party thereto as “Financial Institutions” and JPMorgan Chase Bank, N.A. (successor by merger to Bank One, NA (Main Office Chicago)), as Agent (the “Agent”) for Jupiter and the Financial Institutions. This letter constitutes the “Fee Letter” referred to in the Purchase Agreement and sets forth our understanding in respect of certain fees payable by the Seller and the obligations of the Seller in connection therewith. Capitalized terms that are used herein and not otherwise defined herein shall have the respective meanings assigned thereto under the Purchase Agreement.

SECTION 1. Fees. Notwithstanding any limitation on recourse contained in the Purchase Agreement:

(a) Structuring Fee. On February 25, 2004, Seller paid to Jupiter a structuring fee in the amount of $150,000 pursuant to that certain Fee Letter dated as of February 25, 2004 among the Seller, Jupiter and the Agent.

(b) On-Going Fees. The following fees shall be due and payable on the fifth (5th) Business Day of each month or such other day as agreed to by the Seller and the Agent in writing (each such date, a “Payment Date”), during the period commencing on the date hereof until the date occurring on or after the Facility Termination Date on which the amount of the Aggregate Unpaids shall be reduced to zero. All such fees shall accrue from the date hereof and shall, as provided in Section 1.4 of the Purchase Agreement, be calculated on the basis of a 360-day year for the actual number of days elapsed (including the first but excluding the last such day).

(i) Facility Fee. On each Payment Date, the Seller shall pay to Jupiter a fee equal to 0.15% per annum times 102% of the average Purchase Limit as in effect from time to time during the immediately preceding calendar month or portion thereof.

(ii) Program Fee. On each Payment Date, the Seller shall pay to Jupiter a fee equal to 0.15% times the average daily outstanding Capital of Jupiter during the immediately preceding calendar month or portion thereof.

SECTION 2. Independent Nature of Fees. Each of the fees described in Section 1 above shall be in addition to, and not in lieu of any other fees, expenses, reimbursements, indemnities and any other amounts payable by the Seller under or in connection with the Purchase Agreement. Nothing contained in this Fee Letter shall limit in any way the obligation of the Seller to pay any amount required to be paid by it in accordance with the terms of the Purchase Agreement.

SECTION 3. Amendment and Restatement; Effectiveness. This Fee Letter amends, restates and replaces in its entirety that certain Fee Letter dated as of November 11, 2005 among the Seller, Jupiter and the Agent (the “Existing Fee Letter”). This letter agreement is not intended to constitute a novation of the Existing Fee Letter and all fees that have accrued under the Existing Fee Letter up to the date hereof shall be payable as and when required in accordance with the terms thereof. All references in the Purchase Agreement or any other Transaction Document to a “Fee Letter” shall hereafter mean and be a reference to this Fee Letter.

SECTION 4. Termination. This Fee Letter shall terminate immediately following the later to occur of (a) the Facility Termination Date and (b) the repayment in full of all of the Aggregate Unpaids.

SECTION 5. Amendments and Waivers. No amendment, waiver, supplement or other modification of this Fee Letter shall be effective unless made in writing and executed by each of the parties hereto.

SECTION 6. Counterparts. This Fee Letter may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

SECTION 7. Successors and Assigns. This Fee Letter shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns; provided that the Seller may not assign any of its obligations hereunder without the prior written consent of the Agent and each of the Purchasers.

SECTION 8. Governing Law. THIS FEE LETTER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS (INCLUDING, BUT NOT LIMITED TO, 735 ILCS SECTION 105/5-1 ET SEQ., BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS).

If the foregoing agreements evidence your understanding, please acknowledge by executing this letter in the space provided below.

Very truly yours, JPMORGAN CHASE BANK, N.A. (successor by merger to Bank One, NA (Main Office Chicago)), as Agent

By	/s/ Maureen Marcon
Maureen Marcon
Vice President

J.P. MORGAN SECURITIES INC., as Arranger

By	/s/ Maureen Marcon
Maureen Marcon
Vice President

JUPITER SECURITIZATION COMPANY LLC

By:	JPMorgan Chase Bank, N.A., its attorney-in-fact

By	/s/ Maureen Marcon
Maureen Marcon
Vice President

Acknowledged and Agreed:

JABIL CIRCUIT FINANCIAL II, INC.

By	/s/ John Morris
Title:	John Morris
Name:	Officer

Signature Page to Amendment No. 6